Exhibit 99.1

  JoS. A. Bank Clothiers Kicks Off 2007 Miracle Tie Campaign; National Program has Raised Over $500,000 for Johns Hopkins Children's Center

    HAMPSTEAD, Md.--(BUSINESS WIRE)--Nov. 8, 2007--JoS. A. Bank Clothiers (Nasdaq Global Select Market: "JOSB"), in partnership with the Johns Hopkins Children's Center, today announced the kick off of its annual Miracle Tie Collection program. Pediatric patients and local celebrities will unveil the 2007 Miracle Tie Collection(R) at the 12th annual "Tie Into a Miracle" fashion show at the JoS. A. Bank Clothiers store at 800 Kenilworth Drive in Towson, Maryland at 1:00 p.m. today.

    The national program, now in its 12th year, raises money for Hopkins Children's through sales of specially designed ties sold in more than one-third of the 410 JoS. A. Bank stores nationwide and through its catalog and E-commerce website. The program continues through December 31, 2007. JoS. A. Bank will donate all of the profits from the sales to Hopkins Children's.

    "The Miracle Tie program 'ties' together our desire to help our community, especially children, with our skills in developing fun, creative ties," stated Robert N. Wildrick, CEO of JoS. A. Bank
Clothiers, Inc.

    "JoS. A. Bank's Miracle Tie Collection(R) has changed lives at Hopkins Children's," says George Dover, M.D., director and pediatrician-in-chief of the Johns Hopkins Children's Center. "Each Miracle Tie artist is filled with a tremendous sense of pride in his or her work, and JoS. A. Bank should be proud of the difference they have made in the form of over $500,000 to support pediatric patient care."

    In addition, Gov. Martin O'Malley declared today "Tie Into a
Miracle Day" in the state of Maryland.

    The line of silk neckties was inspired by the artwork of patients at Hopkins Children's. All proceeds from sales of these ties will go toward research and patient care at Hopkins Children's. Since the program was established in 1995, JoS. A. Bank has contributed over $500,000 to Hopkins Children's for research and patient care.

    The Miracle Tie Collection includes nine designs created by children who are patients at Hopkins Children's and signify something important to each child. Each child was asked to draw one of his or her favorite activities or things.

    Founded in 1912 as the children's hospital of the Johns Hopkins Medical Institutions, the Johns Hopkins Children's Center offers one of the most comprehensive pediatric medical programs in the country, treating more than 90,000 children each year. U.S. News & World Report ranks Hopkins Children's among the top three children's hospitals in the nation. Hopkins Children's is Maryland's only state-designated Trauma Service and Burn Unit for pediatric patients. It has recognized Centers of Excellence in 20 pediatric subspecialties including cardiology, transplant, psychiatric illnesses and genetic disorders. For more information, please visit: www.hopkinschildrens.org

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 410 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 3, 2007 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Md.
             David E. Ullman,
             EVP/CFO,
             410-239-5715
             or
             Investor Relations Information Request Website
             (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=
             irol-inforeq),
             or Voicemail, 410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com